# (PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

E0196312014-2

LOCKBOX LINK, INC.

NAME OF CORPORATION

FOR THE FILING PERIOD OF APR, 2014 TO APR, 2015. Due by May 31, 2014

USE BLACK INK ONLY - DO NOT HIGHLIGHT

100101

| Filed in the office of | Document Number 20140387151-12 |
|---|---|
| Ross Miller<br>Secretary of State<br>State of Nevada | Filing Date and Time 05/27/2014 2:15 PM |
| | Entity Number E0196312014-2 |

**YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov**

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

*IMPORTANT: Read instructions before completing and returning this form.*

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return completed form with the filing fee of $125.00 filing fee Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporation. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

ABOVE SPACE IS FOR OFFICE USE ONLY

FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late)

**CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW**

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code:

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility will result in rejection, which could result in late fees.

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NRS 76.020 Exemption Codes
001 - Governmental Entity
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

| NAME | TITLE(S) | CITY | STATE | ZIP CODE |
|---|---|---|---|---|
| IRYNA CLARK | PRESIDENT (OR EQUIVALENT OF) | | | |
| ADDRESS: 123 W. NYE LANE, SUITE 129 | | CARSON CITY | NV | 89706 |
| IRYNA CLARK | SECRETARY (OR EQUIVALENT OF) | | | |
| ADDRESS: 123 W. NYE LANE, SUITE 129 | | CARSON CITY | NV | 89706 |
| IRYNA CLARK | TREASURER (OR EQUIVALENT OF) | | | |
| ADDRESS: 123 W. NYE LANE, SUITE 129 | | CARSON CITY | NV | 89706 |
| IRYNA CLARK | DIRECTOR | | | |
| ADDRESS: 123 W. NYE LANE, SUITE 129 | | CARSON CITY | NV | 89706 |

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful act.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature] Title: President Date: 5-10-14

Signature of Officer or Other Authorized Signature

Nevada Secretary of State Initial List Profit
Revised: 7-31-13

# NEVADA STATE BUSINESS LICENSE

## LOCKBOX LINK, INC.

**Nevada Business Identification # NV20141256087**

**Expiration Date: April 30, 2015**

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 17, 2014

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

*Please Post in a Conspicuous Location*

***You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.***

SECRETARY OF STATE

STATE OF NEVADA

# CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **LOCKBOX LINK, INC.**, did on April 10, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 14, 2014.

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20140411-0157
You may verify this certificate
online at **http://www.nvsos.gov/**

**STATE OF NEVADA**

*ROSS MILLER*
*Secretary of State*

*SCOTT W. ANDERSON*
*Deputy Secretary for Commercial Recordings*

**OFFICE OF THE**
**SECRETARY OF STATE**

## Certified Copy

April 10, 2014

**Job Number:** C20140411-0157
**Reference Number:**
**Expedite:**
**Through Date:**

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

| Document Number(s) | Description | Number of Pages |
|---|---|---|
| 20140268132-69 | Articles of Incorporation | 6 Pages/1 Copies |

Respectfully,

ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20140411-0157
You may verify this certificate
online at **http://www.nvsos.gov/**

**Commercial Recording Division**
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

*040104*

| Filed in the office of | Document Number 20140268132-69 |
|---|---|
| Ross Miller, Secretary of State, State of Nevada | Filing Date and Time 04/10/2014 5:59 AM |
| | Entity Number E0196312014-2 |

# Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Corporation:** LOCKBOX LINK, INC.

**2. Registered Agent for Service of Process:** (check only one box)

[X] Commercial Registered Agent: AMERICAN CORPORATE ENTERPRISES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

Number of shares with par value: 110,000,000 | Par value per share: $ .001 | Number of shares without par value: 0

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) DEANNA K. KELLY
Name
123 W. NYE LANE, SUITE 129 | CARSON CITY | NV | 89706
Street Address | City | State | Zip Code

2) Name
Street Address | City | State | Zip Code

**5. Purpose:** (optional; required only if Benefit Corporation status selected)

*The purpose of the corporation shall be:* ANY LAWFUL ACTIVITY

**6. Benefit Corporation:** (see instructions) [ ] Yes

**7. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

DEANNA K. KELLY
Name

X [signature]
Incorporator Signature

123 W. NYE LANE, SUITE 129 | CARSON CITY | NV | 89706
Address | City | State | Zip Code

**8. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity.*

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

4/10/2014
Date

*This form must be accompanied by appropriate fees.*

**Articles of Incorporation**

**of**

**LockBox Link, Inc.**

**FIRST.** The name of the corporation is:

**LockBox Link, Inc.**

**SECOND.** Its principal office in the State of Nevada is located at 123 W. Nye Lane, Suite 129, Carson City, although this Corporation may maintain an office, or offices, in such other place within or without the state of Nevada as may from time to time be designated by the Board of Directors, or by the by-laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

**THIRD.** The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) may at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized

(C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D) Shall have power to sue and be sued in any court of law or equity.

(E) Shall have power to make contracts.

(F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same devise or bequest in the State of Nevada, or any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H) Shall have power to make by-laws not inconsistent with the constitution of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

(J) Shall have power to adopt and use a common seal or stamp by the corporation on any corporate documents as necessary. The corporation may use a seal or stamp, if it desires, but such non-use shall not in any way affect the legality of the document.

(K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

(O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, or any amendment thereof.

(P) Shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.

(Q) Shall have the power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities.

**FOURTH.** That the stock authorized that may be issued by the corporation is ONE HUNDRED MILLION (100,000,000) shares of common stock with a nominal or par value of .001 and TEN MILLION (10,000,000) shares of preferred stock with a nominal or par value of .001. No other class of stock shall be authorized. Said shares with a nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

**FIFTH.** The governing body of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall be reduced to no less than one (1). The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:

Deanna Kelly
123 W. Nye Lane, Suite 129
Carson City, NV 89706

**SIXTH.** The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

**SEVENTH.** The name and post office address of the incorporator(s) signing the Articles of Incorporation is as follows:

Deanna Kelly
123 W. Nye Lane, Suite 129
Carson City, Nevada 89706

**EIGHTH.** The Registered Agent for this corporation shall be:

AMERICAN CORPORATE ENTERPRISES, INC.

The address of said agent, and, the principal or statutory address of this corporation in the State of Nevada is.

123 W. Nye Lane, Suite 129
Carson City, Nevada 89706

**NINTH.** The corporation is to have perpetual existence.

**TENTH.** In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this corporation.

By resolution passed by a majority of the whole Board, to consist of one (1) or more committees, each committee to consist of one or more directors

of the corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for the purpose, or when authorized by written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

**ELEVENTH.** No shareholder shall be entitled as a matter of right to subscribe for, or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as is in its discretion it shall deem advisable.

**TWELFTH.** No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act of omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

**THIRTEENTH.** This Corporation reserves the right to amend, alter, change, in any manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

**I, THE UNDERSIGNED,** being the Incorporator Herein before named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set my hand this 10th. day of April, 2014.

Deanna Kelly

AMERICAN CORPORATE ENTERPRISES, INC. does hereby accept as Registered Agent for the previously named Corporation.

By Deanna Kelly, Manager
For AMERICAN CORPORATE ENTERPRISES, INC.

4/10/2014
Date